UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, For Use
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☐	Soliciting Material under Rule 14a-12		14a-6(e)(2))

GT BIOPHARMA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Open letter to shareholders: GT Biopharma encourages shareholders to actively vote in favor of all proxy items — in particular supporting GT Biopharma’s required proposal to implement a reverse stock split to maintain its listing on NASDAQ, if necessary.

Dear fellow GT Biopharma shareholders,

The Board of Directors would like to thank you for your continued support of GT Biopharma during a most challenging macro- and industry- environment, all of which has not deterred the Company from achieving its fiscal 2023 development goals. Furthermore, we remain well funded to take GT Biopharma’s second-generation TriKE® technology platform into the clinic. Importantly, as we move into our strategic planning for fiscal year 2024, we are encouraging shareholders to help actively support our corporate and clinical objectives by emphatically voting in favor of the Company’s agenda in the upcoming special meeting of shareholders.

We continue to quickly advance the Company’s lead second-generation Trike® nanobody assets into clinical development and remain strong corporate stewards, delivering on milestones and objectives in the most capital efficient manner possible. We have supported our past successes with not only strong pre-clinical data but in-human data from our first generation Trike® program. This novel technology has the potential to be transformational in changing the therapeutic paradigm for patients with acute myeloid leukemia (AML), myelodysplastic syndromes (MDS) and solid tumors. Your active participation in this upcoming ballot will be critical in allowing GT Biopharma to have the option to carry out a reverse stock split in the event that the Board of Directors deems it necessary. The ability to remain listed on the NASDAQ stock exchange is critical to accessing the capital markets.

Additionally, we look forward to sharing additional details regarding the following upcoming development milestones for the 2023-2024 fiscal years.

Upcoming Fiscal 2023 - 2024 Milestones

●	Pre-IND filed for GTB 5550 in October 2023 for the treatment of B7H3 positive solid tumors
●	IND submission for GTB-3650, 2nd generation nanobody TriKE® for treatment of CD33+ leukemia, including relapsed/refractory AML and high-risk MDS expected in Q4 2023
●	Phase 1 clinical trial initiation evaluating GTB-3650 for treatment of CD33+ leukemia anticipated in 2024 upon investigational new drug (IND) approval
●	Gathering patient data on infusion of drug for GTB-3650 in the first half of fiscal 2024
●	GTB-5550 IND expected to be filed in second half of fiscal 2024

Please note that the milestones above contain “forward-looking statements” regarding future events. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates” or variations of such words, and similar expressions are intended to identify such forward-looking statements. You are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company’s most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements herein include statements regarding our expected filing of IND applications, clinical development and trials, and gathering patient data. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

Yours sincerely,

/s/ Michael Breen

Michael Breen

Executive Chairman and Interim Chief Executive Officer